Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

Pennsylvania Real Estate Investment Trust

Reports First Quarter 2008 Results

Philadelphia, PA, May 6, 2008 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter ended March 31, 2008.

Financial Results

•

Net loss allocable to common shareholders for the first quarter of 2008 was $2.1 million, or $0.06 per diluted share, compared to net income available to common shareholders of $5.7 million, or $0.15 per share, for the first quarter of 2007. See below for a description of the primary factors influencing first quarter results.

•

Funds From Operations (“FFO”) for the first quarter of 2008 was $34.9 million, a 5.2% increase from $33.2 million in the first quarter of 2007. FFO per share was $0.85 in the first quarter of 2008, a 4.9% increase from $0.81 in the first quarter of 2007.

•

Net Operating Income (“NOI”) from consolidated properties and the Company’s proportionate share of unconsolidated partnership properties increased 3.2% to $75.8 million in the first quarter of 2008, compared to $73.5 million in the first quarter of 2007.

For the first quarter of 2008, net loss allocable to common shareholders was affected by higher depreciation and amortization as a result of development and redevelopment assets having been placed in service, higher interest expense as a result of, among other things, a higher aggregate debt balance, and higher abandoned project costs. For the first quarter of 2007, net income available to common shareholders reflected a $6.7 million gain on the sale of Schuylkill Mall in Frackville, Pennsylvania and $0.8 million of condemnation proceeds associated with highway improvements at Capital City Mall in Harrisburg, Pennsylvania, and was reduced by $3.4 million of dividends on the Company’s then-outstanding preferred shares. FFO for the first quarter of 2007 included the $0.8 million of condemnation proceeds.

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

PREIT Reports First Quarter 2008 Results

May 6, 2008

Ronald Rubin, chairman and chief executive officer of the Company, said, “While the economic environment has changed in the past year, the fundamentals of our business have not. Despite the challenging economy, we are working to advance our redevelopment and development projects, place stores in service, increase NOI and occupancy, and generate positive leasing spreads.”

Retail Operating Metrics

The following tables set forth information regarding occupancy and sales per square foot in the Company’s retail portfolio as of March 31, 2008:

	Occupancy as of
	March 31, 2008	March 31, 2007
Retail portfolio weighted average: (1)
Total including anchors (2)	89.3%	89.3%
Excluding anchors	88.3%	87.5%
Enclosed malls weighted average: (1)
Total including anchors (2)	88.0%	88.2%
Excluding anchors	87.0%	86.0%
Strip/power centers weighted average:	97.0%	97.1%

(1)	Includes properties owned by partnerships in which we own a 50% interest.
(2)	Mall GLA includes approximately 1.2 million square feet of vacant anchor space, of which 554,000 square feet has been leased and 556,000 square feet represents the vacant anchor at The Gallery at Market East in Philadelphia, PA.

	Quarter ended March 31, 2008	Quarter ended March 31, 2007
Sales per square foot (1)	$356	$361

(1)	Includes properties in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

Same store NOI increased 2.3% to $74.9 million for the first quarter of 2008, including $0.9 million in lease termination revenue, compared to $73.2 million, including $0.5 million in lease termination revenue, for the first quarter of 2007. Same store results represent retail properties that the Company owned for the full periods presented.

“Leasing momentum continues to grow throughout our portfolio, which is one indication of the success of our redevelopment strategy,” said Joseph Coradino, president of PREIT Services, LLC and PREIT-RUBIN, Inc. “In the first quarter of 2008, BCBG Max Azria, Garage, Charlotte Russe, Hollister, DSW, and other national brands signed leases that will enhance our merchandise mix at various locations.”

PREIT Reports First Quarter 2008 Results

May 6, 2008

2008 Outlook

For 2008, the Company reaffirms its estimate of FFO per diluted share and revises its estimate of net (loss) income to reflect lower expected depreciation and amortization expense.

Estimates Per Diluted Share

Net (loss) income	$(0.03) - $0.07

Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of minority interest, and other adjustments	$3.63

Funds From Operations	$3.60 - $3.70

Annual Meeting of Shareholders

The Annual Meeting of Shareholders is scheduled for 11:00 a.m. Eastern Time on Thursday, May 29, 2008 at the Park Hyatt at the Bellevue in Philadelphia, Pennsylvania.

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its first quarter results, market trends, and future outlook. To listen to the call, please dial (800) 762-8779 (domestic) or (480) 248-5081 (international), at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through May 20, 2008 at (800) 406-7325 (domestic) or (303) 590-3030 (international), (Replay Password: 3862540). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s retail portfolio is approximately 34 million square feet and consists of 55 properties, including 38 shopping malls, 13 strip and power centers, and four properties under development. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

PREIT Reports First Quarter 2008 Results

May 6, 2008

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. We compute Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and FFO per diluted share as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares (for periods during which the Company had preferred shares outstanding), which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: general economic, financial and political conditions, including credit market conditions, changes in interest rates or the possibility of war or terrorist attacks; changes in local market conditions or other competitive or retail industry factors in the regions where our properties are concentrated; PREIT’s ability to maintain and increase property occupancy and rental rates, and risks relating to development or redevelopment activities, including construction, obtaining entitlements and managing multiple projects simultaneously. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth above, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2007. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial Tables Follow]

PREIT Reports First Quarter 2008 Results

May 6, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share amounts)	March 31, 2008	December 31, 2007

ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,109,431	$3,074,562
Construction in progress	333,909	287,116
Land held for development	5,616	5,616

Total investments in real estate	3,448,956	3,367,294
Accumulated depreciation	(428,313)	(401,502)

Net investments in real estate	3,020,643	2,965,792
INVESTMENTS IN PARTNERSHIPS, at equity:	35,859	36,424
OTHER ASSETS:
Cash and cash equivalents	20,650	27,925
Rents and other receivables (net of allowance for doubtful accounts of $11,928 and $11,424 at March 31, 2008 and December 31, 2007, respectively)	45,067	49,094
Intangible assets (net of accumulated amortization of $146,031 and $137,809 at March 31, 2008 and December 31, 2007, respectively)	95,914	104,136
Deferred costs and other assets, net	79,255	80,703

Total assets	$3,297,388	$3,264,074

LIABILITIES:
Mortgage notes payable	$1,700,248	$1,643,122
Debt premium on mortgage notes payable	10,721	13,820
Exchangeable notes	287,500	287,500
Credit Facility	330,000	330,000
Distributions in excess of partnership investments	48,305	49,166
Tenants’ deposits and deferred rents	20,573	16,213
Accrued expenses and other liabilities	124,755	111,378

Total liabilities	2,522,102	2,451,199

MINORITY INTEREST:	57,600	55,256

SHAREHOLDERS’ EQUITY:
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 39,326,000 shares at March 31, 2008 and 39,134,000 shares at December 31, 2007	39,326	39,134
Capital contributed in excess of par	820,864	818,966
Accumulated other comprehensive loss	(24,459)	(6,968)
Distributions in excess of net income	(118,045)	(93,513)

Total shareholders’equity	717,686	757,619

Total liabilities, minority interest and shareholders’equity	$3,297,388	$3,264,074

PREIT Reports First Quarter 2008 Results

May 6, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS

(In thousands, per share amounts)	Three Months Ended
	March 31, 2008	March 31, 2007
Net (loss) income	$(2,128)	$9,085
Adjustments:
Minority interest	(69)	1,067
Dividends on preferred shares	—	(3,403)
Gain on sale of discontinued operations	—	(6,699)
Depreciation and amortization:
Wholly owned & consolidated partnerships (a)	35,176	31,214
Unconsolidated partnerships (a)	1,926	1,702
Discontinued operations	—	216

FUNDS FROM OPERATIONS (b)	$34,905	$33,182

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.85	$0.81
Weighted average number of shares outstanding	38,714	36,563
Weighted average effect of full conversion of OP Units	2,240	4,294
Effect of common share equivalents	7	356

Total weighted average shares outstanding, including OP Units	40,961	41,213

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $665 and $566 for the first quarter 2008 and 2007, respectively.

STATEMENTS OF INCOME

(In thousands, except per share amounts)	Three Months Ended
	March 31, 2008	March 31, 2007
REVENUE:
Real estate revenue:
Base rent	$73,816	$70,899
Expense reimbursements	34,428	34,774
Percentage rent	1,488	2,091
Lease termination revenue	885	475
Other real estate revenue	3,591	3,657

Total real estate revenue	114,208	111,896

Management company revenue	895	440
Interest and other income	247	1,304

Total revenue	115,350	113,640

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(32,871)	(32,504)
Utilities	(5,977)	(6,258)
Other property operating expenses	(5,579)	(5,616)

Total property operating expenses	(44,427)	(44,378)

Depreciation and amortization	(35,815)	(31,774)
Other expenses:
General and administrative expenses	(10,507)	(10,486)
Abandoned project cost, income taxes and other expenses	(1,269)	(571)

Total other expenses	(11,776)	(11,057)

Interest expense	(26,991)	(23,811)

Total expenses	(119,009)	(111,020)

(Loss) income before equity in income of partnerships, gains on sales of interests in real estate, minority interest and discontinued operations	(3,659)	2,620
Equity in income of partnerships	1,462	955

(Loss) income before minority interest and discontinued operations	(2,197)	3,575
Minority interest	69	(376)

(Loss) income from continuing operations	(2,128)	3,199

Discontinued operations:
Operating results from discontinued operations	—	(122)
Gain on sale of discontinued operations	—	6,699
Minority interest	—	(691)

Income from discontinued operations	—	5,886

Net (loss) income	(2,128)	9,085
Dividends on preferred shares	—	(3,403)

Net (loss allocable) income available to common shareholders	$(2,128)	$5,682

BASIC (LOSS) EARNINGS PER SHARE
From continuing operations available to common shareholders	$(0.06)	$(0.01)
From discontinued operations	—	0.16

TOTAL (LOSS) BASIC EARNINGS PER SHARE	$(0.06)	$0.15

DILUTED (LOSS) EARNINGS PER SHARE
From continuing operations available to common shareholders	$(0.06)	$(0.01)
From discontinued operations	—	0.16

TOTAL DILUTED (LOSS) EARNINGS PER SHARE	$(0.06)	$0.15

Weighted average number of shares outstanding for diluted EPS (1)	38,714	36,563

(1)

For the three month periods ended March 31, 2008 and March 31, 2007, there are net losses allocable to common shareholders from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted (loss) income per share for these periods.

PREIT Reports First Quarter 2008 Results

May 6, 2008

Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME

(In thousands)	Three Months Ended
	March 31, 2008	March 31, 2007

Net (loss) income	$(2,128)	$9,085
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	35,815	31,774
Unconsolidated partnerships	1,926	1,702
Discontinued operations	—	216
Interest expense
Wholly owned and consolidated partnerships	26,991	23,811
Unconsolidated partnerships	2,672	3,072
Discontinued operations	—	136
Minority interest	(69)	1,067
Gain on sale of discontinued operations	—	(6,699)
Other expenses	11,776	11,057
Management company revenue	(895)	(440)
Interest and other income	(247)	(1,304)

Property net operating income	$75,841	$73,477

Same store retail properties	$74,895	$73,205
Non-same store properties	946	272

Property net operating income	$75,841	$73,477

EQUITY IN INCOME OF PARTNERSHIPS

(In thousands)	Three Months Ended
	March 31, 2008	March 31, 2007

Gross revenue from real estate	$17,331	$16,644

Expenses:
Property operating expenses	(5,213)	(5,185)
Mortgage interest expense	(5,342)	(6,140)
Depreciation and amortization	(3,727)	(3,281)

Total expenses	(14,282)	(14,606)

Net income from real estate	3,049	2,038
Partners’ share	(1,524)	(1,019)

Company’ share	1,525	1,019
Amortization of excess investment	(63)	(64)

EQUITY IN INCOME OF PARTNERSHIPS	$1,462	$955

** Quarterly supplemental financial and operating**

** information will be available on www.preit.com**

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